                                 EXHIBIT 21.2

                   UNRESTRICTED SUSBIDIARIES OF THE COMPANY

Intercabo Atlantico - Communicacoes por Cabo S.A.                         2/5/98 Ind.
Intercabo Capital - Communicacoes por Cabo S.A.                           2/5/98 Ind.
Intercabo Centro - Televisao por Cabo S.A.                                2/5/98 Ind.
Intercabo Norte - Communicacoes por Cabo S.A.                             2/5/98 Ind.
Intercabo Sul - Communicacoes por Cabo S.A.                               2/5/98 Ind.
Intercabo Televisao por Cabo S.A.                                         2/5/98 Ind.
UCI Enterprises, Inc.                                                     2/5/98 Ind.
UIM Aircraft, Inc.                                                        2/5/98 Ind.
United AML, Inc. (f/k/a UIH AML, Inc.)                                    2/5/98 Ind.
United Communications Finance, Inc. (f/k/a UIH Communications, Inc.)      2/5/98 Ind.
UPC Aviation Services, Inc. (fka UIH Turkey, Inc.)                        2/5/98 Ind.
UPC Kft.                                                                  2/5/98 Ind.